Form OF

BRIDGE DEBENTURE AGREEMENT

This Bridge Debenture Agreement (this “Agreement”), dated as of June 13, 2019, is made by and among Rennova Health, Inc. (the “Company”) and each of the purchasers signatory hereto (the “Purchaser”). Reference is made to that certain Securities Purchase Agreement, dated as of August 31, 2017 (the “Purchase Agreement”), as amended, by and among the Company and each purchaser identified on the signature pages thereto. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Issuance of Bridge Debenture. The Company hereby agrees to issue, jointly and severally with Christopher Diamantis, to the Purchasers, and the Purchasers hereby agree to purchase debentures of the Company, the aggregate principal amount of $1,250,000 of debentures, which debenture shall be in the form of the debenture attached hereto as Exhibit A (the “Bridge Debentures”). The total aggregate purchase price to the Purchasers for the purchase of the Bridge Debentures is $1,250,000. The Company shall promptly deliver to each Purchaser the applicable Bridge Debentures. Additionally, on or prior to June 30, 2019, at the mutual election of the Company and the Purchaser, the Purchasers may purchase an additional $1,250,000 on the same terms and conditions provided for hereunder, at which time the parties shall enter into agreements in the form of this Agreement, Mutatis Mutandis.

2. Security Interest and Mortgage. Company hereby acknowledges and agrees that (a) the security interests granted to the holders of the outstanding convertible debentures (“Existing Debentures”) pursuant to the Security Agreement, dated May 20, 2017 applies to and covers the obligations of the Company to the Purchasers evidenced by the Bridge Debentures, (b) upon the filing of an amendment to the Existing Mortgage (as defined in the Purchase Agreement), the liens granted to the Purchasers pursuant to the Existing Mortgage applies to and covers the obligations of the Company to the Purchasers evidenced by the Bridge Debentures and (c) the Bridge Debentures rank pari passu to the Existing Debentures.

3. Subsidiary Guarantee. The Bridge Debenture constitutes an “Obligation” under the Subsidiary Guarantee (as defined in the Purchase Agreement) as if the Bridge Debentures were Existing Debentures issued pursuant to the Purchase Agreement.

4. Subordination Agreement. The Company shall have received confirmations and acknowledgments from the signatories thereto that the Bridge Debentures are subject to the subordination agreements required pursuant to the Purchase Agreement.

5. Exchange Right. Reference is made to that certain Exchange Agreement, dated October 30, 2017, by and between the Company and the Purchaser (“Exchange Agreement”) and the Series I-2 Convertible Preferred Stock (“Preferred Stock”) issuable upon exchange of the Existing Securities (as defined thereunder). The Purchaser shall have the right, in its sole discretion, to exchange, from time to time and all or in part, any principal amount of the Bridge Debentures pursuant to the Exchange Agreement as if such Bridge Debentures were Existing Debentures. The issuance of Exchange Securities in exchange for Bridge Debentures shall be on the same terms and conditions as the exchange for Existing Securities. The Exchange Agreement is hereby amended to include in the definition of Existing Securities the Bridge Debentures in all respects.

6. Extension of Maturity Dates; Interest on Prior Bridge Debentures. The Maturity Date of all outstanding Debentures held by the Purchaser and issued in 2019 shall be amended to mature on December 31, 2019 and such Debentures shall hereafter include the interest provisions set forth in Section 2 of the Bridge Debenture issued hereunder. The Debentures issued in 2019 were issued on February 25 ($300,000), March 27 ($300,000), May 12 ($500,000), June 5 ($125,000) and June 7 ($200,000).

7. Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(c) Issuance of the Bridge Debenture. The Bridge Debentures are duly authorized and, upon the execution and delivery by the Company and the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(d) Affirmation of Prior Representations and Warranties. Except as set forth on Schedule 3(e) hereto, the Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

8. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a) Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501under the Securities Act.

(c) General Solicitation. Such Purchaser is not purchasing the Bridge Debenture as a result of any advertisement, article, notice or other communication regarding the Bridge Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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9. The Company shall by 9:00 a.m. ET on June 14, 2019 file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the filing of such Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate.

10. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

14. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

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16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

17. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

18. Personal Guarantee. Christopher Diamantis hereby, jointly and severally, unconditionally and irrevocably, guarantees to each Purchaser the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) in indefeasible payment in full of the March Debentures and the June Debentures.

[SIGNATURE PAGE FOLLOWS]

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Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

RENNOVA HEALTH, INC.

By:
Name:
Title:

Name of Purchaser:

Signature of Authorized Signatory: Sabby Healthcare Master Fund, Ltd.

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Investment Manager

Purchase Price: $625,000

Name of Purchaser:

Signature of Authorized Signatory: Sabby Volatility Warrant Master Fund, Ltd.

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Investment Manager

Purchase Price: $625,000

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[RNVA BRIDGE DEBENTURE AGREEMENT – SECTION 18]

Solely with respect to the personal guarantee obligations under Section 18:

Christopher Diamantis

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EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: June 13, 2019

$_________

Debenture

DUE December 31, 2019

DEBENTURE is one of a series of duly authorized and validly issued Debentures of Rennova Health, Inc., a Delaware corporation, (the “Company”), having its principal place of business at 400 S. Australian Avenue, West Palm Beach, Florida 33401, designated as its Debenture due December 31, 2019 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company and Christopher Diamantis, an individual residing at ________________ (“Joint Obligor” and with the Company, the “Makers”)), severally and jointly, promises to pay to ____________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_________ on December 31, 2019 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Bridge Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Bridge Agreement” means the Bridge Debenture Agreement, dated as of June 13, 2019, among the Company and the Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 45% of the voting securities of the Company (other than by means of conversion or exercise of the debentures issued pursuant to the Purchase Agreement and the securities issued together with such debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Debenture Register” shall have the meaning set forth in Section 2(c).

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“Event of Default” shall have the meaning set forth in Section 5(a).

“Mandatory Default Amount” means the sum of (a) 130% of the outstanding principal amount of this Debenture, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 6(d).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Bridge Agreement, (c) lease obligations and purchase money indebtedness of up to $3,000,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets and (d) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b) and (d)/(e) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) Liens in connection with equipment leases in effect on the Original Issue Date, and (f) Liens in favor of the Florida Department of Revenue in effect on the Original Issue Date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“TCA Notes” means the loans payable to TCA Global Master Fund, LP in the principal amount of $3,000,000 at 16% interest rate.

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“Tegal Notes” means those certain notes payable to CommerceNet and Jay Tenenbaum in the original principal amount of $500,000.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, OTCQX or OTC Pink (or any successors to any of the foregoing).

Section 2. Interest. Commencing on August 17, 2019, this Debenture shall bear interest on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 2.5% per month (increasing to 5% per month on October 17, 2019), payable quarterly on January 1, April 1, July 1 and October 1, beginning on October 1, 2019 and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash. Interest shall be calculated on the basis of a 30-day month periods, and shall accrue daily commencing on August 17, 2019 until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Bridge Agreement and may be transferred or exchanged only in compliance with the Bridge Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 4. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than such securities of the Holders of the Debentures;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, except pursuant to their terms as such terms exist on the date hereof;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h) enter into any agreement with respect to any of the foregoing.

Section 5. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within 5 Business Days;

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ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures or in the Bridge Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Business Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) the Bridge Agreement (and not covered by clause (i) or (ii) above) or (B) any material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated for more than $200,000 (and not covered by clause (vi) below) that is not cured within 45 calendar days. For the purposes of clarification any existing defaults on the Tegal Notes, the TCA Notes and the Senior Secured Original Discount Convertible Debentures due March 21, 2019 (collectively, the “Outstanding Defaults”) that are cured within 45 calendar days of the Original Issue Date shall not be deemed an Event of Default, (provided that in the event that the Outstanding Defaults are not cured within 45 calendar days of the Original Issue Date, the Outstanding Defaults shall be deemed an Event of Default for the purposes of this section);

iv. any representation or warranty made in this Debenture, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Business Days;

viii. the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction); or

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ix. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $200,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Makers hereby waive, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Makers, at the address set forth above, or such other facsimile number, email address, or address as the Makers may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Makers hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Bridge Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Makers, which is absolute and unconditional, to pay the principal of, or liquidated damages on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Makers.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Makers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Makers.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Bridge Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(e) Waiver. Any waiver by the Makers or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Makers or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Makers or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Makers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Makers from paying all or any portion of the principal of this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Makers (to the extent it may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Makers to comply with the terms of this Debenture. The Makers covenant to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Makers (or the performance thereof). The Makers acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Makers therefore agree that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Makers shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Makers’ compliance with the terms and conditions of this Debenture.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the Makers have caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY:

RENNOVA HEALTH, INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer

Email address for delivery of Notices:
slagan@rennovahealth.com

JOINT OBLIGOR:

Christopher Diamantis

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